EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-10184) of Unilever N.V. of our report dated June 27, 2014 relating to the financial statements of the UNICare Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

New York, New York
June 27, 2014